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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into Western Wireless Corporation's previously filed Registration Statements, File No. 333-10421, File No. 333-18137, File No. 333-86437 and File No. 333-28959.



/s/ Arthur Andersen LLP

Seattle, Washington,
March 17, 2000